Exhibit 5.1


                         Citizens Communications Company
                                3 High Ridge Road
                               Stamford, CT 06905
                                 (203) 614-5600


                                  May 29, 2008


Citizens Communications Company
3 High Ridge Park
Stamford, CT  06905

         Re:  Statement on Form S-8
              ---------------------

Ladies and Gentlemen:

     I have acted as counsel to Citizens Communications Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the
"Registration Statement") under the Securities Act of 1933, as amended, with respect to 1,195,115 shares of the Company's common stock, par value $0.25 per share (the "Common Stock"), that may be issued under the terms of the Citizens Utilities Company 1996 Equity Incentive Plan, as amended (the "Plan").

     In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Common Stock to be issued pursuant to the terms of the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     I hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Hilary E. Glassman

                                      Hilary E. Glassman
                                      Senior Vice President, General Counsel and
                                      Secretary
                                      Admitted in New York only